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Exhibit 3.16

ARTICLES OF MERGER
OF
DEFENSE SYSTEMS, INCORPORATED
AND
WGSI MERGER SUB, INC.

        The undersigned corporations, pursuant to Title 13.1, Chapter 9, Article 12 of the Code of Virginia, hereby execute the following sticks of merger and set forth:

ONE

        1.     The mum of the corporations which are parties to the merger contemplated by these Articles of Merger (the "Merger") are Defense Systems, Incorporated, a Virginia corporation (the "Company"), and WGSI Merger Sub, Inc., a Virginia corporation ("'Merger Sub").

        2.     The Company and Merger Sub have entered into a plan of merger as stated on Exhibit A and more fully described in the Agreement and Plan of Reorganization, dated August 3, 2004 (the "Merger Agreement" by and among Wireless Facilities, Inc., High Technology Solutions, Inc., Merger Sub, the Company and the Major Holders of the Company.

        3.     The executed Merger Agreement is on file at the principal place of business of the Company, which is located at 7591 Coppermine Drive, Manassas, VA 20109.

        4.     A copy of the Merger Agreement will be provided by the Company on request and without cost, to any shareholder of the Company or Merger Sub.

        5.     The effective date and time of the Merger shall be 11:00 AM on August 4, 2004.

TWO

        The plan of merger was adopted by unanimous consent of the shareholders entitled to vote of Defense Systems, Incorporated and WGSI Merger Sub, Inc.

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        The undersigned Chairman of the Board of Directors of Defense Systems, Incorporated declares that the facts stated herein are true as of August 3, 2004.

DEFENSE SYSTEMS, INCORPORATED
/s/ Robert Costello Robert Costello Co-Chairman and Co-Chief Executive Officer

        The undersigned Chairman of the Board of Directors of WGSI Merger Sub, Inc. declares that the facts stated herein are true as of August 3, 2004.

WGSI MERGER SUB, INC.
/s/ Deanna Lund Deanna Lund Chairman

 Exhibit A

        THIS PLAN OF MERGER was adopted on August 3, 2004 by WGSI Merger Sub. Inc., a business corporation organized under the laws of the Commonwealth of Virginia, by resolution of its Board of Directors on August 3, 2004 and unanimous approval of its sole shareholder on August 3, 2004, and by Defense Systems, Incorporated, a business corporation organized under the laws of the Commonwealth of Virginia, by resolution of its Board of Directors on My 28, 2004 and unanimous approval of its voting shareholders on July 28, 2004. The plan of merger was adopted pursuant to, and is more fully described in, the Agreement and Plan of Reorganization, dated August 3, 2004 (the "Merger Agreement") by and among Wireless Facilities, Inc., High Technology Solutions, Inc., WGSI Merger Sub, Inc., Defense Systems, Incorporated and certain of its shareholders. The names of the corporations planning to merge are WGSI Merger Sub, Inc., a business corporation organized under the laws of the Commonwealth of Virginia, and Defense Systems, Incorporated, a business corporation organized under the laws of the Commonwealth of Virginia. The name of the surviving corporation into which WGSI Merger Sub, Inc. plans to merge is Defense Systems, Incorporated.

        1.     WGSI Merger Sub, Inc and Defense Systems, Incorporated shall, pursuant to the provisions of the Virginia Stock Corporation Act, be merged with and into a single corporation, to wit, Defense Systems, Incorporated, which shall be the surviving corporation at the effective time and date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Virginia Stock Corporation Act. The separate existence of WGSI Merger Sub, Inc, which is sometimes hereinafter referred to as the "non-surviving corporation," shall cease at the effective time and date of the merger in accordance with the provisions of the Virginia Stock Corporation Act.

        2.     The Articles of Incorporation of the surviving corporation at the effective time and date of the merger shall be amended and restated In the form attached hereto as Annex A.

        3.     The present bylaws of the non-surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Virginia Stock Corporation Act.

        4.     The directors and officers in office of the non-surviving corporation at the effective time and date of the merger shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall bold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

        5.     Each share of the common stock of the non-surviving corporation issued and outstanding immediately prior to the effective time shall be converted into and exchanged for one validly issued, fully paid, and non-assessable share of the common stock of the surviving corporation. At the effective time each share of Class A and Class B common stock of the surviving corporation issued and outstanding immediately prior to the effective time shall be converted into and exchangeable for the right to receive an amount of cash as set forth in the Merger Agreement.

        6.     The merger is to occur under, and be governed by, the laws of the Commonwealth of Virginia.

 Annex A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
DEFENSE SYSTEMS, INCORPORATED

        I.    Name.    The name of the Corporation is "Defense Systems, Incorporated."

        II.    Purpose.    The Corporation is organized to engage in any lawful business for which corporations may be incorporated under Virginia law.

        III.    Authorized Shares.    The aggregate number of shares that the Corporation shall have the authorization to issue and the par value of such shares is as follows:

CLASS	NUMBER OF SHARES	PAR VALUE
Common Stock	3,000	$0.01

        IV.    Preemptive Rights.    Except as may be otherwise provided by the Board of Directors, no holder of any shares of stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of the Corporation of any class or series now or hereafter authorized.

        V.    Elimination of Liability of Directors and Officers.    There shall be no liability for the acts or omissions of any officer or Director of the Corporation in any proceeding brought by Shareholders (or a Shareholder) of the Corporation in the right of the Corporation or brought by or on behalf of the Shareholders (or Shareholder) of the Corporation, unless otherwise prided by the laws of the Commonwealth of Virginia, arising out of any single transaction, occurrence, or course of conduct pursuant to Section 13.1-692.1 of the Code of Virginia, as may be amended from time to time. However, pursuant to Section 13.1-692.1B of the Code of Virginia, the liability of an officer or director shall not be limited as provided in this Article VIII if the officer or director engaged in 'willful misconduct or a blowing violation of the criminal law or of any federal or state securities law, including without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

        VI.    Indemnification of Directors and Officers.    The Corporation shall indemnify, to the fullest extent permitted and required by the 'Virginia Stock Corporation Act, as such Act exists now or may hereafter be amended, its directors and officers who are made a party to any proceeding by reason of their office for acts or omissions performed in their official capacity.

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  Exhibit 3.16
ARTICLES OF MERGER OF DEFENSE SYSTEMS, INCORPORATED AND WGSI MERGER SUB, INC.
ONE
TWO
  Exhibit A
  Annex A
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DEFENSE SYSTEMS, INCORPORATED